EXHIBIT 99.1

Sharps Compliance Announces New Leadership for Sales Team

HOUSTON, Oct. 23, 2013 (GLOBE NEWSWIRE) -- Sharps Compliance Corp. (Nasdaq:SMED) ("Sharps" or the "Company"), a leading full-service provider of solutions for the cost-effective management of medical waste, used healthcare materials and unused dispensed medications, announced today that Brandon Beaver has been appointed Senior Vice President of Sales to replace Berkley Nelson. Mr. Beaver has been a key member of the sales force of the Company for over three years and is directly responsible for closing and/or managing key customer accounts totaling over $5.4 million in annual revenue.

David P. Tusa, President and CEO of Sharps Compliance, commented, "Brandon has been a leader and driver within our sales team and works extremely well in our fast-paced, dynamic environment. He has demonstrated an in-depth knowledge of our markets, understands the value of our comprehensive medical waste and unused medication management solutions and consistently receives very positive feedback from prospects and customers. He has earned the respect of and has been a critical resource to our expanded sales team as we focus on the many opportunities in our pipeline. In our environment and considering our unique Company culture, we have to move fast, smart and work as a team to develop the best solutions for our customers.  Brandon has proven himself effectively within Sharps and with our customers to take on this role."

Mr. Beaver has been in the health care industry in varying sales and sales and marketing leadership roles for nearly 20 years. Prior to joining Sharps in 2010, he was the Executive Vice President of Sales and Marketing at AIMS/Allied Care, a third party administrator and managed care company. He is a graduate of Portland State University with a Bachelor of Science degree in Economics.

Mr. Nelson will be leaving Sharps to pursue other interests.

More information on Sharps Compliance Corp. and its products can be found at www.sharpsinc.com

About Sharps Compliance Corp.

Headquartered in Houston, Texas, Sharps Compliance is a leading full-service provider of comprehensive medical waste management services throughout North America. Its strategy is to capture a large part of the estimated $3.8 billion untapped market for its solutions by targeting the major agencies that are interrelated with this medical waste stream, including pharmaceutical manufacturers, home healthcare providers, retail pharmacies and clinics, the U.S. government and the professional market which is comprised of physicians, dentists and veterinary practices. The Company's flagship product, the Sharps® Recovery System is a comprehensive solution for the containment, transportation, treatment and tracking of medical waste and used healthcare materials. The Company has partnered with Daniels Sharpsmart in a joint marketing alliance to serve the entire U.S. medical waste market, addressing small and large quantity medical waste generators with highly cost-effective and compliant solutions. Its innovative offerings serve the needs of healthcare and physician's facilities, dental groups and veterinarians that have multi-site and multi-size locations.

More information on the Company and its products can be found on its website at: www.sharpsinc.com

Safe harbor statement

The information made available in this news release contains certain forward-looking statements which reflect Sharps Compliance Corp.'s current view of future events and financial performance. Wherever used, the words "estimate," "expect," "plan," "anticipate," "believe," "may" and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company's future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, the company's ability to educate its customers, development of public awareness programs to educate the identified consumer, customer preferences, the Company's ability to scale the business and manage its growth, the degree of success the Company has at gaining more large customer contracts, managing regulatory compliance and/or other factors that may be described in the company's annual report on Form 10-K, quarterly reports on Form 10-Q and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results, express or implied therein, will not be realized.

CONTACT: David P. Tusa
         Sharps Compliance Corp.
         President and CEO
         Phone: (713) 660-3514
         Email: dtusa@sharpsinc.com

         - OR -

         Deborah K. Pawlowski
         Kei Advisors LLC
         Investor Relations
         Phone: (716) 843-3908
         Email: dpawlowski@keiadvisors.com